                                                                    EXHIBIT 99.1
                           [YANKEE CANDLE LETTERHEAD]

           P.O. BOX 110 - ROUTE 5 - SOUTH DEERFIELD - MA - 01373-0110

FOR IMMEDIATE RELEASE

                                                   CONTACT:   ROBERT R. SPELLMAN
                                                              (413) 665-8306

   THE YANKEE CANDLE COMPANY, INC. REPORTS RECORD FISCAL 2003 SECOND QUARTER
                                    RESULTS

              SECOND QUARTER SALES UP 14%, OPERATING PROFIT UP 18%,
                        NET INCOME UP 22% AND EPS UP 18%

SOUTH DEERFIELD, MASS - JULY 22, 2003 - The Yankee Candle Company, Inc. (the "Company") (NYSE:YCC), the leading designer, manufacturer, wholesaler and retailer of premium scented candles, today announced that financial results for the second quarter ended June 28, 2003 set a new second quarter record. Total sales for the second quarter were $92.4 million, a 14% increase over the year ago quarter. Total company comparable sales for the second quarter increased 6%. Wholesale sales were $47.1 million, a 17% increase over the year ago quarter ; and wholesale comparable sales increased 12%. Retail sales were $45.3 million, a 10% increase over the fiscal 2002 second quarter. Comparable sales in the 210 retail stores that have been open more than one year and mailorder hub decreased 5% and retail comparable store sales decreased 6% in the quarter. Yankee opened 17 new retail stores during the second quarter; and ended the quarter with 269 stores in 42 states. The quarter end store count also includes three outlet locations that the company was testing and which have been converted to multi-year leases.

Operating profit for the fiscal 2003 second quarter increased 18% to $12.7 million, from $10.7 million for the prior year quarter.

Net income for the fiscal 2003 second quarter increased 22% to $7.2 million, or $0.13 per common share on a basic and diluted basis, from $5.9 million, or $0.11 per common share on a basic and diluted basis for the prior year quarter.

"We continue to make meaningful progress in the development of the Yankee brand and business model; and our fiscal 2003 second quarter financial results are a tangible measure of this progress," said Craig W. Rydin, Yankee's Chairman and Chief Executive Officer. "The 14% increase in total sales exceeded our expectations; and was achieved on top of very strong 31% growth in the second quarter of



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fiscal 2002. More impressively, the 18% growth in earnings per share exceeded the total sales growth rate and was on top of 267% growth in the prior year quarter."

"On the product front, there were two important developments in the fiscal 2003 second quarter. For the first time we began shipping our Home Classics candle line to wholesale customers, following a successful test period in our retail business. And at the end of the quarter we began shipping the Yankee Candle electric home fragrancer, or diffuser, to wholesale and retail locations. We've invested a considerable amount of time and effort to develop our electric home fragrancer; and we are very proud of the product we've introduced to the market. The domestic diffuser market is a large and growing segment of the overall domestic home fragrance market. At approximately $1.2 billion in sales, it is roughly one-half the size of the domestic candle industry and the second largest segment of the domestic home fragrance market; so we are very pleased to expand our opportunities by entering this market segment."

"And finally, I want to note that the $44.4 million inventory balance as of June 28, 2003, was up 10% versus the prior year quarter. Inventory increased at a lower rate than sales growth and was slightly favorable to the $45 million target we established in our February 12, 2003 conference call. Our inventories continue to be well managed and appropriate relative to our sales forecasts and business strategy."

For the first six months of 2003, total sales were $189.4 million, a 12% increase over the first six months of 2002. Total company comparable sales for the first six months of 2003 increased 6%. Wholesale sales were $100.1 million, a 16% increase over the first six months of 2002; and wholesale comparable sales increased 13%. Retail sales were $89.3 million, a 7% increase over the first six months of 2002. Comparable store sales in the 210 stores that have been open more than one year and mailorder hub decreased 8% for the first six months of 2003. Retail comparable store sales also decreased 8%.

Operating profit for the first six months of 2003 increased 17% to $28.5 million, from $24.4 million operating profit for the prior year period.

Net income for the six months ended June 28, 2003, increased 21% to $16.2 million, or $0.30 per common share on a basic and diluted basis, from $13.4 million, or $0.25 per common share on a basic basis and $0.24 per common share on a diluted basis for the first six months of 2002.



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The Company also reaffirmed the sales and EPS guidance for the second half of fiscal 2003. The Company expects total sales growth of approximately 13% - 15% in the third quarter and 17% - 19% in the fourth quarter. The Company expects to achieve fully diluted earnings per share of $0.23 - $0.24 in the third quarter and $0.85 - $0.86 in the fourth quarter.

During the fiscal 2003 second quarter the Company purchased a total of 426,100 shares of its Common Stock for an aggregate purchase price of $9.8 million, pursuant to its stock repurchase program announced on May 9, 2003. All 426,100 shares were purchased in June.

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) tomorrow morning to more fully discuss fiscal 2003 second quarter results. Individuals may access the Webcast from: https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrdwrzlnvnddl. You can also access the Webcast from The Yankee Candle Company, Inc.'s Website at www.yankeecandle.com. Click on the "About Yankee Candle" link, then select the "Investor Relations" link. Enter your registration information, 10 minutes prior to the start of the conference.

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles in the growing giftware industry. Yankee has a 33 year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its candles through a North American wholesale customer network of approximately 14,200 store locations, its rapidly expanding base of Company owned and operated retail stores (269 located in 42 states as of June 28, 2003), direct mail catalogs, its Internet website (www.yankeecandle.com), international distributors and through its distribution center located in Bristol, England.

This press release contains certain information constituting "forward-looking statements" for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management's current estimates of the Company's financial and operating results for Fiscal 2003 and any other statements concerning the Company's or management's plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the current economic


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conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; and other factors described or contained in the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.



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                THE YANKEE CANDLE COMPANY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                      Thirteen Weeks         Thirteen Weeks
                                                          Ended                  Ended
                                                      June 28, 2003          June 29, 2002
                                                -----------------------   ---------------------


Sales:
    Retail                                      $  45,265      48.99%     $  41,067    50.52%
    Wholesale                                      47,128      51.01         40,229    49.48
                                                ---------                 ---------
        Total sales                                92,393     100.00         81,296   100.00

Cost of goods sold                                 41,218      44.61         37,739    46.42
                                                ---------                 ---------
Gross profit                                       51,175      55.39         43,557    53.58

Selling expenses:
    Retail                                         24,075      53.19(A)      19,905    48.47(A)
    Wholesale                                       2,764       5.86(B)       2,547     6.33(B)
                                                ---------                 ---------
        Total selling expenses                     26,839      29.05         22,452    27.62

General and administrative expenses                11,679      12.64         10,371    12.76
                                                ---------                 ---------
Income from operations                             12,657      13.70         10,734    13.20
Interest income                                       (24)     -0.03             (3)    0.00
Interest expense                                      815       0.88          1,157     1.42
Other (income) expense                                 37       0.04            (54)   -0.07
                                                ---------                 ---------
Income before provision for income taxes           11,829      12.80          9,634    11.85

Provision for income taxes                          4,672       5.06          3,757     4.62
                                                ---------                 ---------
Net income                                      $   7,157       7.75      $   5,877     7.23
                                                =========                 =========
Basic earnings per share                        $    0.13                 $    0.11
                                                =========                 =========
Diluted earnings per share                      $    0.13                 $    0.11
                                                =========                 =========
Weighted average basic shares outstanding          54,304                    53,874
                                                =========                 =========
Weighted average diluted shares outstanding        54,650                    54,835
                                                =========                 =========




                                                        Twenty-Six                Twenty-Six
                                                       Weeks Ended                Weeks Ended
                                                      June 28, 2003              June 29, 2002
                                                   ----------------------   ------------------------


Sales:
    Retail                                         $  89,281     47.13%     $  83,216       49.10%
    Wholesale                                        100,165     52.87         86,264       50.90
                                                   ---------                ---------
        Total sales                                  189,446    100.00        169,480      100.00

Cost of goods sold                                    85,297     45.02         79,848       47.11
                                                   ---------                ---------
Gross profit                                         104,149     54.98         89,632       52.89

Selling expenses:
    Retail                                            46,269     51.82(A)      38,437       46.19(A)
    Wholesale                                          5,271      5.26(B)       5,235        6.07(B)
                                                   ---------                ---------
        Total selling expenses                        51,540     27.21         43,672       25.77

General and administrative expenses                   24,126     12.74         21,565       12.72
                                                   ---------                ---------
Income from operations                                28,483     15.03         24,395       14.39
Interest income                                          (27)    -0.01            (18)      -0.01
Interest expense                                       1,600      0.84          2,466        1.46
Other (income) expense                                   163      0.09              5        0.00
                                                   ---------                ---------
Income before provision for income taxes              26,747     14.12         21,942       12.95

Provision for income taxes                            10,565      5.58          8,557        5.05
                                                   ---------                ---------
Net income                                         $  16,182      8.54      $  13,385        7.90
                                                   =========                =========
Basic earnings per share                           $    0.30                $    0.25
                                                   =========                =========
Diluted earnings per share                         $    0.30                $    0.24
                                                   =========                =========
Weighted average basic shares outstanding             54,249                   53,756
                                                   =========                =========
Weighted average diluted shares outstanding           54,609                   54,760
                                                   =========                =========













(A)   Retail selling expenses as a percentage of retail sales.

(B)   Wholesale selling expenses as a percentage of wholesale sales.



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                THE YANKEE CANDLE COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                               ASSETS

                                                                 JUN. 28, 2003         DEC. 28, 2002
                                                                 -------------         -------------
                                                                 (unaudited)
Current Assets:
    Cash and cash equivalents                                      $  8,443               $ 43,689
    Accounts receivable, net                                         22,370                 25,356
    Inventory                                                        44,351                 34,529
    Prepaid expenses and other current assets                        12,106                  6,584
    Deferred tax assets                                               2,434                  2,434
                                                                   --------               --------
          Total current assets                                       89,704                112,592
Property, Plant And Equipment, net                                  112,859                111,761
Marketable Securities                                                 1,326                    955
Classic Vehicles                                                         13                     20
Deferred Financing Costs                                              1,144                  1,701
Deferred Tax Assets                                                 107,144                113,144
Other Assets                                                            466                    470
                                                                   ========               ========
          Total Assets                                             $312,656               $340,643
                                                                   ========               ========


                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                               $ 19,577               $ 20,601
    Accrued interest                                                    143                    131
    Accrued payroll                                                   9,374                 12,335
    Accrued income taxes                                               --                   18,014
    Other accrued liabilities                                         9,951                 12,329
    Long-term debt, current portion                                  35,000                 32,000
                                                                   --------               --------
          Total current liabilities                                  74,045                 95,410
Deferred Compensation Obligation                                      1,225                    901
Long-Term Debt - Less current portion                                14,057                 28,600
Deferred Rent                                                         3,433                  2,820
Stockholders' Equity                                                219,896                212,912
                                                                   --------               --------
          Total Liabilities And Stockholders' Equity               $312,656               $340,643
                                                                   ========               ========

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